UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 6, 2018

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

	1-11530	38-2033632
	(Commission File Number)	(I.R.S. Employer Identification No.)

	200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
	(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                  ☐

Item 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 6, 2018, each of Jerome A. Chazen and Craig M. Hatkoff notified the Board of Directors (the “Board”) of Taubman Centers, Inc. (the “Company”) that he will resign from the Board, effective January 15, 2019. Mr. Chazen's and Mr. Hatkoff’s resignations were not due to any disagreement on any matter relating to the Company’s operations, policies, or practices.

On December 6, 2018, the Board appointed Janice Fields and Nancy Killefer to the Board, effective January 16, 2019, on the recommendation of the Board’s Nominating and Corporate Governance Committee. Ms. Fields, age 63 and Ms. Killefer, age 65, will serve as independent members of the Board, filling the vacancies created by the aforementioned resignations and assuming their remaining terms, which would expire at the Company's 2019 Annual Meeting of Shareholders, subject to their election at such annual meeting.

The committee appointments for Ms. Fields and Ms. Killefer are specified in Item 8.01 and incorporated herein by reference.

There are no arrangements or understandings between Ms. Fields and any other person pursuant to which she was selected as a director. Ms. Fields has no family relationships with any director or executive officer of the Company, and there are no transactions in which Ms. Fields has an interest requiring disclosure under Item 404(a) of Regulation S-K.

There are no arrangements or understandings between Ms. Killefer and any other person pursuant to which she was selected as a director. Ms. Killefer has no family relationships with any director or executive officer of the Company, and there are no transactions in which Ms. Killefer has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with their appointments to the Board, Ms. Fields and Ms. Killefer will be compensated in accordance with the Company’s non-employee director compensation program.

Item 8.01.    OTHER EVENTS.

The Board, on the recommendation of the Board’s Nominating and Corporate Governance Committee, also approved the following new committee appointments.

•
Mayree C. Clark, who joined the Board in January 2018, was named Chair of the Board's Compensation Committee. Ms. Fields and Cia Buckley Marakovits, who joined the Board in December 2016, were also appointed to the Board’s Compensation Committee;

•	Ms. Killefer and Jonathan Litt, who joined the Board in June 2018, were appointed to the Board’s Audit Committee; and

•	Ms. Clark and Michael J. Embler, who joined the Board in January 2018, were appointed to the Board’s Nominating and Corporate Governance Committee.

On December 6, 2018, the Company issued a press release announcing the appointment of Ms. Fields and Ms. Killefer to the Board, the resignations of Mr. Chazen and Mr. Hatkoff from the Board, and the new committee appointments, a copy of which is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

Exhibit	Description

99	Press Release, dated December 6, 2018, entitled "Taubman Announces Two New Independent Directors, Two Director Retirements and New Committee Appointments."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2018	TAUBMAN CENTERS, INC.

	By:	/s/ Chris B. Heaphy
Chris B. Heaphy
Assistant Secretary